UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2006

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

In connection with the closing of the termination of the Finders Agreement between Cherokee Inc. (the “Company”) and Mossimo, Inc. dated as of March 2000 (the “Finders Agreement”) discussed in more detail under Item 1.02 below, the Company awarded Jess Ravich, a director of the Company, a bonus in the amount of $50,000 for his extraordinary board services.  Mr. Ravich, in his capacity as a director of the Company, closely oversaw management’s activities in connection with the negotiation and consummation of the termination of the Finders Agreement and the previously disclosed Termination and Settlement Agreement between the Company and Iconix Brand Group, Inc. (“Iconix”) entered into as of April 27, 2006 (the “Termination Agreement”) in connection with Iconix’s acquisition of Mossimo.  The Board determined that given the size and the complexity of these transactions, close board oversight was appropriate.  Mr. Ravich expended significant additional time performing such oversight and, therefore, the Company’s Board of Directors determined that additional compensation was appropriate.  The payment was approved by the disinterested members of the Company’s Board of Directors.

Item 1.02       Termination of a Material Definitive Agreement.

On October 31, 2006, the Company terminated the Finders Agreement with Mossimo in exchange for payment of a termination fee of $33 million plus $900,000 in back royalties due to the Company from Mossimo for the quarter ended April 29, 2006.  The Finders Agreement was terminated pursuant to the terms of the Termination Agreement, which also requires Iconix to pay all accrued and unpaid royalties to Cherokee through the date of closing of Iconix’s acquisition of Mossimo.  This final payment to Cherokee is expected to be made in mid-December.  The termination payment of $33 million will be treated as one-time revenues for the Company’s third quarter of fiscal year 2007.

Under the terms of the Finders Agreement, the Company assisted Mossimo in locating Target Stores to license the Mossimo brand in exchange for a fixed percentage of all monies paid to Mossimo by Target Stores.  At the time that the Finders Agreement was terminated, Mossimo and Target were parties to a license agreement that extended by its terms through January 31, 2010, pursuant to which Mossimo was entitled to royalties and the Company would have been entitled to fees under the Finders Agreement.

A press release announcing the termination of the Finders Agreement was issued on November 1, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1                           Press release of Cherokee Inc., dated November 1, 2006..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

November 3, 2006	By:	/s/ Russell J. Riopelle
Russell Riopelle
Chief Financial Officer